Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(BASIS OF PRESENTATION DESCRIBED IN NOTE 1)

As previously disclosed, on June 14, 2023, Earthstone Energy Holdings, LLC (the “Company”), a subsidiary of Earthstone Energy, Inc. (“Earthstone”), entered into (i) a Securities Purchase Agreement (as amended on August 15, 2023, the “Novo Purchase Agreement”) with Novo Oil & Gas Legacy Holdings, LLC, Novo Intermediate, LLC and Novo Oil & Gas Holdings, LLC (“Novo”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding equity interests (the “Subject Securities”) of Novo (the “Novo Acquisition”) and (ii) an Acquisition and Cooperation Agreement (the “NOG Cooperation Agreement”) with Northern Oil and Gas, Inc. (“NOG”), pursuant to which NOG agreed to acquire, immediately after the closing of the Novo Acquisition, an undivided one-third interest in Novo’s oil and gas and related assets (the “Novo Assets”) acquired pursuant to the Purchase Agreement (the “Novo Divestiture” and together with the Novo Acquisition, the “Novo Transactions”).

On August 15, 2023, the Company completed the Novo Acquisition. After taking into account preliminary customary purchase price adjustments at closing, the Company paid net aggregate cash consideration of approximately $0.9 billion, which was funded with a combination of cash on hand and borrowings under the the Company’s senior revolving credit agreement, and NOG paid $0.5 billion pursuant to the NOG Cooperation Agreement in exchange for the transfer to NOG of an undivided one-third interest in the Novo Assets. The closing settlement is net of preliminary and customary purchase price adjustments and remains subject to post-closing settlements between the parties.

Prior to the Acquisition, EnCap Investments L.P. and certain of its affiliates (collectively, “EnCap”) owned all of the Subject Securities and, as of the date of the closing of the Novo Acquisition, EnCap beneficially owned approximately 39.9% of the outstanding voting power of Earthstone. Three of Earthstone’s directors are employed by EnCap. The Novo Purchase Agreement and the Novo Acquisition contemplated thereby were previously evaluated and approved by the conflicts committee of the board of directors of Earthstone.

The Novo Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Novo Acquisition. Additionally, costs directly related to the Novo Acquisition are capitalized as a component of the purchase price. The operating results of Novo are consolidated in our financial statements beginning on the date of the closing of the Novo Acquisition. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Novo Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on August 11, 2022 with the SEC, on August 10, 2022, EEH completed the acquisition of the assets of Titus Oil & Gas Production, LLC, Titus Oil & Gas Corporation, Lenox Minerals, LLC, Lenox Mineral Title Holdings, Inc., Titus Oil & Gas Production II, LLC, Lenox Minerals II, LLC, and Lenox Mineral Holdings II, LLC (the “Titus Acquisition”). At the closing of the Titus Acquisition, among other things, EEH acquired interests in oil and gas leases and related property located in the Delaware Basin, New Mexico, for a purchase price of approximately $568.5 million in cash, net of customary purchase price adjustments and an aggregate 3,857,015 shares of Class A common stock, par value $0.001 per share, of Earthstone (“Class A Common Stock”).

The Titus Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Titus Acquisition. Additionally, costs directly related to the Titus Acquisition are capitalized as a component of the purchase price. The operating results of Titus are consolidated in our financial statements beginning on the date of the closing of the Titus Acquisition. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Titus Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on April 18, 2022 with the SEC, on April 14, 2022, EEH completed the acquisition of the assets of Bighorn Asset Company, LLC (the “Bighorn Acquisition”). At the closing of the Bighorn Acquisition, among other things, EEH acquired interests in oil and gas leases and related property of Bighorn located in the Midland Basin, Texas, for a purchase price of approximately $628.2 million in cash, net of preliminary and customary purchase price adjustments, and 5,650,977 shares of Class A Common Stock.

Also, as previously disclosed in its Current Report on Form 8-K filed on April 18, 2022 with the SEC, on April 14, 2022, Earthstone, EnCap Energy Capital Fund XI, L.P. (“EnCap Fund XI”), an affiliate of EnCap Investments L.P., and Cypress Investments, LLC (“Cypress” and collectively with EnCap Fund XI, the “Investors”), a fund managed by Post Oak Energy Capital, L.P., consummated the sale and issuance of 280,000 shares of newly authorized Series A convertible preferred stock, par value $0.001 per share, of Earthstone (the “Preferred Stock”), pursuant to that certain Securities Purchase Agreement dated as of January 30, 2022, by and among Earthstone and the Investors (the “SPA”) that was previously reported on Form 8-K filed on February 2, 2022 with the SEC. At the closing of the SPA, Earthstone issued 280,000 shares of Preferred Stock in exchange for cash proceeds, net of offering costs, of $278.7 million. On July 6, 2022, the Series A Preferred Stock automatically converted into 25,225,225 shares of Class A Common Stock.

The Bighorn Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Bighorn Acquisition. Additionally, costs directly related to the Bighorn Acquisition are capitalized as a component of the purchase price. The operating results of Bighorn are consolidated in our financial statements beginning on the date of the closing of the Bighorn Acquisition. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Bighorn Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on February 18, 2022 with the SEC, on February 15, 2022, EEH completed the acquisition of the assets of Chisholm Energy Holdings, LLC (the “Chisholm Acquisition”). At the closing of the Chisholm Acquisition, among other things, EEH acquired interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price consisting of approximately $383.8 million in cash, net of preliminary and customary purchase price adjustments, and 19,311,582 shares of Class A Common Stock.

The Chisholm Acquisition was accounted for as a business combination in accordance with ASC 805 using the acquisition method of accounting, with Earthstone identified as the acquirer. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Chisholm Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Novo Transactions as if they had been completed on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 gives effect to the Chisholm Acquisition, Bighorn Acquisition, Titus Acquisition and Novo Transactions (collectively, the “Acquisitions”) as if they had been completed on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Acquisitions as if they had been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Novo Transactions actually been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 does not purport to represent what Earthstone’s results of operations would have been had the Acquisitions been consummated on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 does not purport to represent what Earthstone’s results of operations would have been had the Acquisitions been consummated on January 1, 2022. The unaudited pro forma condensed combined financial information may not be indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 has been derived from and should be read in conjunction with:

•	the unaudited historical condensed consolidated balance sheet of Earthstone as of June 30, 2023 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.

•	the unaudited historical condensed consolidated balance sheet of Novo Oil & Gas Legacy Holdings, LLC (formerly Novo Oil & Gas Holdings, LLC) as of June 30, 2023 included in this report.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 has been derived from:

•

the unaudited historical condensed consolidated statement of operations of Earthstone for the six months ended June 30, 2023 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023;

•

the unaudited historical consolidated statement of operations of Novo Oil & Gas Legacy Holdings, LLC (formerly Novo Oil & Gas Holdings, LLC) for the six months ended June 30, 2023 included in this report;

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been derived from:

•	the historical consolidated statement of operations of Earthstone for the year ended December 31, 2022 included in its Annual Report on Form 10-K for year ended December 31, 2022;

•	the historical combined consolidated statement of operations of Novo Oil & Gas Holdings, LLC for the year ended December 31, 2022 included in this report;

•

the unaudited statement of revenues and direct operating expenses of the Titus Properties for the six months ended June 30, 2022 (incorporated by reference from Exhibit 99.2 to Earthstone’s Current Report on Form 8-K/A filed with the SEC on September 30, 2022);

•

the unaudited statement of revenues and direct operating expenses of the Titus Properties for the period July 1, 2022 through August 10, 2022, based on the allocated number of days from the entire period’s results;

•

the unaudited historical condensed consolidated statement of operations of Bighorn Permian Resources, LLC for the three months ended March 31, 2022 (incorporated by reference from Exhibit 99.2 to Earthstone’s Current Report on Form 8-K/A filed with the SEC on June 22, 2022);

•

the unaudited historical condensed consolidated statement of operations of Bighorn Permian Resources, LLC for the period April 1, 2022 through April 14, 2022, based on the allocated number of days from the entire period’s results; and

•

the unaudited historical condensed consolidated statement of operations of Chisholm Energy Holdings, LLC for the period January 1, 2022 through February 15, 2022, based on the allocated number of days from the entire period’s results);

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(In thousands, except share and per share amounts)

	Earthstone Historical	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
ASSETS
Current assets:			(n )
Cash	$49,500	$19,224	$—	$468,436	$(468,436	)(a)	$22,144
					(49,500	)(d)
					2,920	(b)
Accounts receivable	135,632	66,398	(9,969)	—	14,247	(b)	206,308
Derivative asset	7,106	30,471	(30,471)	—	—		7,106
Prepaid expenses and other current assets	19,658	1,575	(1,487)	—	1,346	(b)	21,092

Total current assets	211,896	117,668	(41,927)	468,436	(499,423)		256,650

Oil and gas properties, successful efforts method:
Proved properties	4,348,453	1,257,560	(55,932)	(468,436)	268,643	(b)	5,350,288
Unproved properties	280,221	56,708	(21,814)	—	(24,894	)(b)	290,221
Land (surface rights)	5,482	—	—	—	—		5,482

Total oil and gas properties	4,634,156	1,314,268	(77,746)	(468,436)	243,749		5,645,991

Accumulated depreciation, depletion, amortization and impairment	(832,886)	(293,536)	12,214	—	281,322	(b)	(832,886)

Net oil and gas properties	3,801,270	1,020,732	(65,532)	(468,436)	525,071		4,813,105
Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	6,056	221	(207)	—	3,999	(b)	10,069
Derivative asset	2,284	1,421	(1,421)	—	—		2,284
Operating lease right-of-use assets	6,573	22	(22)	—	—		6,573
Other noncurrent assets	92,362	7,695	(7,695)	—	(75,000	)(o)	18,383
					1,021	(c)

TOTAL ASSETS	$4,120,441	$1,147,759	$(116,804)	$—	$(44,332)		$5,107,064

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$53,824	$50,157	$(348)	$—	$29,604	(b)	134,258
					1,021	(c)
Revenues and royalties payable	166,380	29,308	—	—	17,217	(b)	212,905
Accrued expenses	102,201	12,027	(1,726)	—	10,384	(b)	122,886
Asset retirement obligation	860	—	—	—	—		860
Derivative liability	31,702	9,969	(9,969)	—	—		31,702
Advances	11,449	—	—	—	—		11,449
Operating lease liabilities	906	22	(22)	—	—		906
Finance lease liabilities	1,083	—	—		—		1,083
Other current liabilities	14,335	2,333	—	—	(2,333	)(b)	14,335

Total current liabilities	382,740	103,816	(12,065)	—	55,893		530,384
Noncurrent liabilities:
Long-term debt, net	1,021,555	350,000	(350,000)	—	814,929	(e)	1,836,484
Deferred tax liability	174,565	—	—	—	—		174,565
Asset retirement obligation	29,695	2,856	—	—	—		32,551
Deferred revenues	—	21,194	—	—	—		21,194
Derivative liability	10,624	3,796	(3,796)	—	—		10,624
Operating lease liabilities	3,524	—	—	—	—		3,524
Finance lease liabilities	1,151	—	—	—	—		1,151
Other noncurrent liabilities	4,760	—	—	—	—		4,760

Total noncurrent liabilities	1,245,874	377,846	(353,796)	—	814,929		2,084,853

Equity:
Members’ Equity	—	666,097	249,057	—	(915,154	)(f)	—
Preferred stock	—	—	—	—	—		—
Class A common stock	106	—	—	—	—		106
Class B common stock	34	—	—	—	—		34
Additional paid-in capital	1,345,657	—	—	—	—		1,345,657
Retained earnings	411,301	—	—	—	—		411,301

Total Earthstone Energy, Inc. stockholders’ equity	1,757,098	666,097	249,057	—	(915,154)		1,757,098

Noncontrolling interest	734,729	—	—	—	—		734,729

Total equity	2,491,827	666,097	249,057	—	(915,154)		2,491,827

TOTAL LIABILITIES AND EQUITY	$4,120,441	$1,147,759	$(116,804)	$—	$(44,332)		$5,107,064

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(In thousands, except share and per share amounts)

	Earthstone Historical	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES			(n )
Oil and natural gas revenues	$783,144	$383,058	$(46,716)	$(112,114)	$—		$1,007,372

Total revenues	783,144	383,058	(46,716)	(112,114)	—		1,007,372
OPERATING COSTS AND EXPENSES
Lease operating expense	175,580	50,599	17,947	(22,849)	—		221,277
Production and ad valorem taxes	64,958	28,567	(4,749)	(7,939)	—		80,837
Depreciation, depletion, amortization and accretion	222,015	81,668	(4,164)	(25,835)	18,132	(g)	291,816
Impairment expense	854	—	—	—	—		854
General and administrative expense	37,571	19,128	(1,887)	—	—		54,812
Transaction costs	401	—	—	—	(15	)(h)	386
Exploration expense	6,548	123	(123)	—	—		6,548

Total operating costs and expenses	507,927	180,085	7,024	(56,623)	18,117		656,530
Gain on sale of oil and gas properties	46,114	—	—	—	—		46,114
Income (loss) from operations	321,331	202,973	(53,740)	(55,491)	(18,117)		396,956
OTHER INCOME (EXPENSE)
Interest expense, net	(44,948)	(13,298)	13,298	—	(41,298	)(i)	(88,619)
					(2,373	)(j)
Write-off deferred financing costs	(5,109)	—	—	—	752	(k)	(4,357)
(Loss) gain on derivative contracts, net	(66,773)	28,912	(28,912)	—	—		(66,773)
Gain (loss) on disposal of asset	—	16	(16)	—	—		—
Deferred midstream revenue	—	1,167	(1,167)	—	—		—
Other income (expense), net	812	(2,925)	1,161	—	—		(952)

Total other income (expense)	(116,018)	13,872	(15,636)	—	(42,919)		(160,701)

Income (loss) before income taxes	205,313	216,845	(69,376)	(55,491)	(61,036)		236,255
Income tax (expense) benefit	(36,654)	(160)	—	53	(5,288	)(l)	(42,049)

Net income (loss)	$168,659	$216,685	$(69,376)	$(55,438)	$(66,324)		$194,206
Less: Net income (loss) attributable to noncontrolling interests	50,069	—	—	—	(2,664	)(m)	47,405

Net income (loss) attributable to Earthstone Energy, Inc. common stockholders	$118,590	$216,685	$(69,376)	$(55,438)	$(63,660)		$146,801

Net income per common share:
Basic	$1.12						$1.38
Diluted	$1.10						$1.37
Weighted average common shares outstanding:
Basic	106,091,850						106,091,850
Diluted	107,438,062						107,438,062

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share and per share amounts)

	Earthstone Historical	Chisholm Historical (1/1/22 - 2/15/22)	Bighorn Historical (1/1/22 - 4/14/22)	Titus Historical (1/1/22 - 8/10/22)	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES						(n)
Oil and natural gas revenues	$1,695,154	$36,005	$190,951	$500,046	$663,540	$(71,773)	$(197,256)	$—		$2,816,667

Total revenues	1,695,154	36,005	190,951	500,046	663,540	(71,773)	(197,256)	—		2,816,667
OPERATING COSTS AND EXPENSES
Lease operating expense	230,515	5,503	29,956	35,094	45,326	20,477	(21,934)	—		344,937
Production and ad valorem taxes	123,054	2,948	12,521	37,210	48,969	(7,574)	(13,798)	—		203,330
Depreciation, depletion, amortization and accretion	304,465	7,140	16,769	104,021	102,851	(4,889)	(32,654)	20,182	(g)	517,885
General and administrative expense	74,175	—	7,441	—	8,641	(818)	—	—		89,439
Transaction costs	8,248	—	—	—	—	—	—	1,070	(h)	9,318
Exploration expense	2,492	—	—	—	808	(282)	—	—		3,018

Total operating costs and expenses	742,949	15,591	66,687	176,325	206,595	6,914	(68,386)	21,252		1,167,927
Gain (loss) on sale of oil and gas properties	13,900	—	—	—	(60)	136	—	—		13,976
Income (loss) from operations	966,105	20,414	124,264	323,721	456,885	(78,551)	(128,870)	(21,252)		1,662,716
OTHER INCOME (EXPENSE)
Interest expense, net	(66,821)	—	(1,597)	—	(8,791)	8,792	—	(99,564	)(i)	(173,899)
								(5,918	)(j)
(Loss) gain on derivative contracts, net	(125,107)	—	(63,874)	—	(10,325)	10,325	—	—		(188,981)
Deferred midstream revenue	—	—	—	—	2,333	—	—	—		2,333
Other income (expense), net	856	—	57	—	331	88	—	—		1,332

Total other income (expense)	(191,072)	—	(65,414)	—	(16,452)	19,205	—	(105,482)		(359,215)

Income (loss) before income taxes	775,033	20,414	58,850	323,721	440,433	(59,346)	(128,870)	(126,734)		1,303,501
Income tax (expense) benefit	(124,416)	—	(959)	—	(403)	52	117	(110,997	)(l)	(236,606)

Net income (loss)	$650,617	$20,414	$57,891	$323,721	$440,030	$(59,294)	$(128,753)	$(237,731)		$1,066,895
Less: Net income attributable to noncontrolling interests	198,132	—	—	—	—	—	—	70,636	(m)	268,768

Net income (loss) attributable to Earthstone Energy, Inc. common stockholders	$452,485	$20,414	$57,891	$323,721	$440,030	$(59,294)	$(128,753)	$(308,367)		$798,127

Net income per common share:
Basic	$5.12									$7.84
Diluted	$4.83									$7.28
Weighted average common shares outstanding:
Basic	88,349,088							13,442,289		101,791,377
Diluted	96,328,217							13,373,179		109,701,396

EARTHSTONE ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Chisholm, Bighorn, Titus and Novo. The Novo Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Novo Acquisition. Additionally, costs directly related to the Novo Acquisition are capitalized as a component of the purchase price.

Presented in the Pro Forma Financial Statements are the combined impact of the Chisholm Acquisition, Bighorn Acquisition, Titus Acquisition and Novo Transactions (the “Acquisitions”). The Bighorn Acquisition, Titus Acquisition and Novo Acquisition were accounted for as asset acquisitions in accordance with ASC 805 and the Chisholm Acquisition was accounted for as a business combination in accordance with ASC 805. Certain transaction accounting adjustments have been made in order to show the effects of the Acquisitions in the Pro Forma Financial Statements. The accounting adjustments related to the Novo Acquisition are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets to be acquired and liabilities to be assumed.

The accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The Pro Forma Financial Statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Acquisitions had occurred on the dates described in the Pro Forma Financial Statements, and they may not be indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Chisholm, Bighorn, Titus and Novo for the periods presented.

The pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Novo Transactions as if they had been completed on June 30, 2023. The pro forma condensed combined statement of operations for the six months ended June 30, 2023 gives effect to the Acquisitions as if they had been completed on January 1, 2022. The pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Acquisitions as if they had been completed on January 1, 2022.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of Chisholm, Bighorn, Titus and Novo presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Novo Acquisition, on a relative fair value basis, is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, assets acquired and liabilities assumed by Earthstone are expected to be initially recorded as follows (in thousands, except share amounts and stock price):

Consideration:
Cash consideration (1)	$936,873
Direct transaction costs (2)	2,556

Total consideration transferred	$939,429

Assets acquired:
Cash	$22,144
Accounts receivable - Oil, natural gas, and natural gas liquids revenues	58,101
Accounts receivable - Joint interest billings and other, net of allowance	12,575
Prepaid expenses and other current assets	1,434
Oil and gas properties	1,011,835
Office and other equipment, net	4,013

Amount attributable to assets acquired	$1,110,102

Liabilities assumed:
Accounts payable	$79,413
Revenues and royalties payable	46,525
Accrued expenses	20,685
Asset retirement obligation, noncurrent	2,856
Deferred revenues, noncurrent	21,194

Amount attributable to liabilities assumed	$170,673

(1)	Includes preliminary customary purchase price adjustments.
(2)	Represents $2.6 million of estimated transaction costs associated with the Novo Acquisition which have been capitalized in accordance with ASC 805-50.

The consideration will be allocated to the assets acquired and liabilities assumed on a relative fair value basis. The fair value measurements of assets acquired and liabilities assumed, on a relative fair value basis, are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022:

a)	Represents cash consideration received from Northern and used to partially fund the Novo Acquisition.

b)	Adjustment to reflect the Novo assets acquired and liabilities assumed, on a relative fair value basis.

c)	Adjustment to reflect deferred financing costs related to Earthstone’s senior revolving credit facility to be recorded in connection with the Novo Acquisition, net of amortization.

d)	Adjustment to reflect cash-on-hand used to partially fund the Novo Acquisition.

e)	Adjustment to reflect new borrowings related to the cash consideration used in the Acquisitions.

f)	Adjustment to reflect the elimination of the Members’ Equity of Novo.

g)

Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2022 and the properties were adjusted in accordance with ASC 805.

h)

Represents nonrecurring transaction costs related to the Acquisitions that were incurred, or are expected to be incurred, by Earthstone in 2023 that are assumed to be incurred on January 1, 2022, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions.

i)

Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Acquisitions.

j)	Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.

k)	Adjustment to reduce the write-off of deferred financing costs based on additional amortization that would have occurred had the Acquisitions taken place on January 1, 2022.

l)

Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2022. The income tax rates used in calculating the tax impact of the adjustments recorded to the pro forma condensed combined statements of operations presented herein included a statutory federal income tax rate of 21%, a statutory Texas Margin tax rate of 0.75%, and a statutory New Mexico income tax rate of 5.9%, which represent the statutory rates in effect in those jurisdictions during the periods presented. The effective federal and New Mexico tax rates are less than the statutory rates as they only apply to taxable income related to the controlling interest of Earthstone.

m)

Adjustments to reflect the estimated incremental Net income (loss) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2022.

n)	Adjustment to reflect the unacquired portion of Novo based on information provided by Novo.

o)	Adjustment to reflect Earthstone’s portion of deposit funds utilized to partially fund the Novo Acquisition.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2022 for Earthstone and Novo. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022 for Earthstone and Novo.

	Earthstone (1)	Novo (2)	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	88,759	12,335	101,094
Natural Gas (MMcf)	574,762	143,669	718,431
Natural Gas Liquids (MBbl)	80,168	20,944	101,112

Total (MBoe)(3)	264,721	57,224	321,945
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	49,641	8,197	57,838
Natural Gas (MMcf)	167,404	58,304	225,708
Natural Gas Liquids (MBbl)	25,673	9,694	35,367

Total (MBoe)(3)	103,215	27,608	130,823
Estimated Proved Reserves:
Oil (MBbl)	138,400	20,532	158,932
Natural Gas (MMcf)	742,166	201,973	944,139
Natural Gas Liquids (MBbl)	105,841	30,638	136,479

Total (MBoe)(3)	367,936	84,832	452,768

(1)

As of December 31, 2022, holders of Earthstone’s Class B Common Stock owned a non-controlling indirect interest of 24.4% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.

(2)	Represents the retained two-thirds interest acquired in the Novo Acquisition.
(3)	Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2022 for Earthstone, Chisholm, Bighorn, Titus and Novo. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2022. The Chisholm, Bighorn, Titus and Novo oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2022.

	Earthstone (1)	Chisholm (2)	Bighorn (3)	Titus (4)	Novo (5)	Combined
Oil (MBbl)	11,866	343	902	4,021	2,259	19,391
Natural Gas (MMcf)	54,392	705	10,417	6,247	18,022	89,783
Natural Gas Liquids (MBbl)	7,599	90	1,338	1,007	2,607	12,641

Total (MBoe)(6)	28,531	551	3,976	6,069	7,870	46,997

(1)

As of December 31, 2022, holders of Earthstone’s Class B Common Stock owned a non-controlling indirect interest of 24.4% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.

(2)	Based on the pro rata allocation of 45 days of January-February 2022 production from internal reports.
(3)	Includes the pro rata allocation of 14 days of April 2022 production from internal reports.
(4)	Includes the pro rata allocation of 41 days of July-August 2022 production from internal reports.
(5)	Represents the retained two-thirds interest acquired in the Novo Acquisition.
(6)	Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Chisholm, Bighorn, Titus and Novo as of December 31, 2022. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	Earthstone (1)	Novo (2)	Combined
Future cash inflows	$21,506,026	$4,013,814	$25,519,840
Future production costs	(6,362,901)	(1,258,890)	(7,621,791)
Future development costs	(1,207,597)	(195,155)	(1,402,752)
Future income tax expense	(1,910,370)	(4,213)	(1,914,583)

Future net cash flows	12,025,158	2,555,556	14,580,714
10% annual discount for estimated timing of cash flows	(5,300,657)	(925,442)	(6,226,099)

Standardized measure of discounted future net cash flows	$6,724,501	$1,630,114	$8,354,615

(1)

As of December 31, 2022, holders of Earthstone’s Class B Common Stock owned a non-controlling indirect interest of 24.4% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.

(2)	Represents the retained two-thirds interest acquired in the Novo Acquisition.